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                                                                  Exhibit 10.28

Confidential portions of this document indicated by ***** have been omitted and filed separately with the Commission

                                                     Alcoa Extruded
ALCOA                                                Construction
                                                           PRODUCTS

                                                     Alcoa Extrusions, Inc.
                                                     1907 Industrial Park Drive
                                                     Plant City, FL 33567 USA
                                                     Tel: 1 813 752 4117

October 27, 2000

Mr. Gary Ihrke
Vice President of Operations
Featherlite Trailers
PO Box 320
Cresco, IA 52136

Dear Gary,

This letter will serve as confirmation of our agreement finalized today. Alcoa has purchased, with your authorization ***** pounds of aluminum for your extrusion needs during the 1st Quarter of 2001. The extrusions will be purchased and delivered at a base price of $***** per pound on solid shapes and $***** per pound on hollow shapes. As we agreed, any side panels will require a $***** adder. We also agreed to service the entire *****million pounds from our Yankton, SD plant to complete our overall agreements for 2001.

I believe that gets us updated for the moment. Thank you for your business and the opportunity to service Featherlite's extrusion requirements.

Yours truly,
/s/ Herb Grubbs
Herb Grubbs
Regional Sales Manager

CC:      Bob Roden - Plant city
         Dave Abbott - Yankton
         Jan Mauch - Yankton
         Craig Lepa - Featherlite